                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): April 26, 2000





                                BEACH COUCH, INC.
       -----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




         Delaware                              0-25747                             33-0812709
--------------------------------------------------------------------------------------------------
(State or other jurisdiction                 (Commission                          (IRS Employer
      of incorporation)                      File Number)                       Identification No.)



94 Rue de Lausanne, CH1202, Geneva, Switzerland
--------------------------------------------------------------------------------------------------
    (Address of principal executive offices)                                         (Zip Code)



Registrant's telephone number, including area code: 011-41-22-9000000
                                                   -----------------------------


       4190 Bonita Road, #105, Bonita, CA                                              91902
---------------------------------------------------------------------------------------------------
                   (Former name or former address, if changed since last report.)

ITEM 1. CHANGES IN CONTROL OF THE REGISTRANT

         In connection with the acquisition of Elawchina.com, Inc., a British Virgin Islands corporation ("Elaw"), under the Agreement and Plan of Reorganization as set forth in Item 2, below, all of the former directors and officers of the Registrant resigned their positions. Roland Shi was appointed as Chairman, Chief Executive Officer, and a Director; Benny Li was appointed as Secretary, Treasurer and a Director; and Michael A.J. Harrop was appointed as a Director. Mr. Harrop is also acting as President until the next meeting of the Board of Directors, at which time he will resign from that position.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         AGREEMENT AND PLAN OF REORGANIZATION. On April 26, 2000, the Registrant executed an Agreement and Plan of Reorganization ("Agreement") with Elawchina.com, Inc., a British Virgin Islands corporation ("Elaw"), and certain Stockholders of Elaw pursuant to which 100% of the issued and outstanding shares of common stock of Elaw (20,000,000 shares), held by the three persons identified below, are to be exchanged on a one share for one share basis for an aggregate of 20,000,000 shares of restricted common stock of the Registrant. By virtue of the reorganization, Elaw becomes a subsidiary of the Registrant, and the Registrant will continue to operate through its newly acquired subsidiary.

         The following tabulates holdings of common stock of the Registrant by former stockholders of Elaw, giving effect to and as a result of the reorganization with Elaw.

Owner                          Shares Owned (1)           Percent of Class (2)
-----                          ----------------           --------------------
Benny Li                            6,000,000                   23.3%

Cocal, Inc.                         6,000,000                   23.3%

Roland Shi                          8,000,000                   31.1%

(1) All Common Shares held by them are "restricted securities" and as such are subject to limitations on resale. The shares may be resold pursuant to Rule 144 under certain circumstances.

(2) Assumes that there will be 25,705,000 shares of common stock of the Registrant outstanding immediately after issuance of these shares as required by the Agreement and Plan of Reorganization and assuming cancellation of other shares (currently pending).

DESCRIPTION OF ELAWCHINA.COM, INC.      Following is a description of the
business of Elawchina.com, Inc.:

SUMMARY

Elawchina.com, Inc. has entered into an exclusive worldwide marketing contract with Beijing Elawchina Network Technology Co., Ltd. to develop subscription service marketing programs for access to the English translation pages of the Elawchina.com web pages. Beijing Elawchina Network Technology Co., Ltd. has developed the only interactive English/Chinese translation of the Chinese legal database. The database contains national, provincial and municipal laws, interpretations and rulings covering all of China. The Elawchina.com web pages provide immigration laws and rules, business practice requirements, law firm reference services, investment opportunities as provided by the Chinese Government, and guides to doing business and investing in the expanding Chinese markets. Upon the successful integration of China into the World Trade Organisation, access to this information will be a primary requirement of any law firm representing a company planning to enter the Chinese market, financial institutions providing capital to these companies, government agencies and the legal departments of any multinational expanding in China.

Elawchina.com provides a method to help overseas lawyers understand and enter the Chinese legal market. In developed countries, the legal industry generates large revenues. In America, the legal industry has set a yearly turnover record of over US$1,000 billion. This makes it the third largest sector in the service industry after Finance and Food & Beverage.

Following further "opening up" by the Chinese government and China's entry into the WTO, business opportunities in China will become more attractive for overseas legal firms. Because of its bilingual capabilities, Elawchina.com can act as direct agent for overseas professionals in providing Chinese legal information and advice.

Elawchina.com has created an information and reference service for lawyers, including rules and regulations of practice, the most recent developments in the legal industry, test information, legal publication information and advice on running a law firm.

Elawchina.com, Inc. has prepared an interactive demonstration CD-Rom which is currently being distributed to potential professional subscribers whom the Company feels would utilise a professionally translated, legal database. Subscription costs consist of a registration fee, a monthly access charge and hourly usage billing. The Elawchina web site is available to non-professionals for a nominal monthly membership fee, but does not include access to the English translation of the Chinese legal data base search engine.

Elawchina.com, Inc. believes that upon China's entry into the World Trade Organisation foreign ownership of IT companies will be allowed. In order to capitalise on that fact the marketing contract with Beijing Elawchina Network Technology Co., Ltd. includes an option to purchase 100% of the Company upon approval by the proper Chinese Government Authorities.

The Officers and Directors of Elawchina.com, Inc. are:

CEO/Chairman of the Board of Directors

Mr. Roland Shi, Ph. J.D. - Founder and President of Beijing Elawchina Network Technology Co., Ltd., General Counsel for Bank of China-Beijing, Counsel - Motorola (China), Commercial Relations Department.

Director

Michael A.J. Harrop - Chairman, Harrop, Lees Brown & Co.-Merchant Bankers, Geneva Switzerland, New products Development Department-DuPont and Co., Geneva Switzerland.

Secretary/Treasurer/Director

Benny Li - Chinese Entrepreneur, Founder and President - Li Enterprises, Ltd. - Beijing, China


EXECUTIVE SUMMARY

The development of a legal infrastructure has been recognized as one of the most important factors in ensuring further economic growth in China. As a result, there is a need for increased resources in the field of law. The services offered by Elawchina.com are fundamental in meeting that need.

Elawchina.com offers a unique product. It is a professional, bilingual (Chinese/English) web site, which provides various legal services including laws, legislation and precedent databases, which are updated regularly as developments occur, and a classified lawyer referral database.
Lawyers in China are able to exchange ideas with lawyers in other countries and users are able to obtain in home or in office legal instruction. By buying a membership, all users receive specialized information and can access world news, the latest legal developments and other issues of interest from their homes. Everyone is able to exchange information with others of similar interest. Finally, Elawchina.com is the only network to provide domestic on-line legal aid; offering free legal consultation and assistance to those who need but cannot otherwise afford to retain a lawyer.

Elawchina.com employs groups of legal experts as well as network specialists. In co-operation with Law Schools at the Peoples University of China and Beijing University, the Lawyers Association of China and law firms in USA, Canada and Hongkong, Elawchina.com has the potential to become the leading international legal network. The market potential is broad. Through effective market promotion and development, it can solidify its position within the on-line legal service field and is developing advertising revenue, e-business and user visits for the network.

BUSINESS OPPORTUNITY

1. Mission

The aim of Elawchina.com network is to establish one of the largest comprehensive legal web sites in China by which professionals will provide legal advice to Internet users. Its mission statement is: Your need is our resource.

FULFILLING SOCIAL NEED

The relationship between product supply and demand is key to the market. The mission of Elawchina.com network stems from increased business opportunities arising from the rapid development of the Chinese economy. A legal framework is necessary to protect and accelerate this economic development and the ensuing demand for legal expertise has made Elawchina.com a considerable resource. Following China's implementation of the Open Policy' and its admittance to the WTO, Elawchina.com has even greater opportunities to expand internationally.

A. THE DEVELOPMENT OF THE INTERNET

Professionals are looking for more efficient means of disseminating information. At the same time, Internet technology is propelling the development of Chinese economy and society. Internet growth has made offering modern science to a mass audience possible and popular and its continued growth will guarantee the survival and development of Elawchina.com network.

MARKET ANALYSIS

A. LAWYER RESOURCE

The volume of business in China's legal industry is increasing rapidly. According to statistics publicised by the Lawyers Association of China, there were more that 100,000 registered lawyers at the end of 1999. In emerging countries, there are 2 lawyers for every 1,000 people on average. Based on this rate, China's 1.26 Billion population will support 2.5 million lawyers in total. About 40,000 lawyers will qualify every year in China so that by 2010 there will be .5 million practitioners. Added to this are the 150,000 law students in more than 100 universities and colleges currently studying law. Together, they form a potentially huge professional user-base and pool of human resources for Elawchina.com network and for the legal industry.

In 1999, China promulgated more than 5,000 laws, rules, regulations and decrees in over 20 categories, had a total of 550,000 lawsuits, of which 200,000 were civil cases, 200,000 commercial cases and 150,000 criminal and conducted approximately 1,500 international arbitrations, all of which Elawchina.com is adding to its databases. The precedent database will assist lawyers in the preparation and drafting of legal documentation, an activity that accounts for up to 50% of their practice.

After signing agreements with the U.S., which will allow it to join, the WTO, China will allow foreign lawyers to carry on broader legal business in China. This will greatly increase the business of foreign lawyers in China. By providing legal information in both English and Chinese, Elawchina.com will attract those foreign lawyers who are uninformed about China and the Chinese legal system.

B. INTERNET USERS

The total number of the Internet users is an important indicator of market scale for any portal service. This number had exceeded 170,000,000 globally by the end of 1998. In China, the growth rate of Internet users has remained at 200% every year since the Internet went commercial several years ago. The following data will give a brief description of the current status of Internet users in China and its growth trend.

In 1999, Cable Network of China (CNC) was founded to provide digital service to cable TV subscribers. It is predicted that the participation of 80,000,000 cable TV subscribers will lead to an explosive increase in the Internet user population in China in the next two years. According to CNNIC, Internet users in China reached 2,100,000 by the end of 1998, and exceeded

4,000,000 in July 1999 with an increase of 100% during only a six-month period. It is estimated that Internet users in China will exceed 15,000,000) by the end of 2000.

C. PC USERS

The PC is the major end user device to hook up to the Internet; therefore, the rapid increase in sales of PC equipment will not only enlarge the Internet user base but also stimulate the use of the Internet for both information and services. China has been ranked fifth in the world in PC purchasing. In 1998, sales of PCs in China increased by 30% to reach 4,000,000. Currently, there are about 14,000,000 PCs in China, 3,000,000 of which are owned by individuals. In 2002, China will become the 3rd largest market in the world for PCs, with an estimated sales volume of 10,300,000.

D. E-COMMERCE

In 1998, e-commerce in the U.S. generated $101B revenue, that is, 33 percent of total revenue generated over the Internet. Research conducted at IDC concluded that revenue generated by e-commerce was $700M in Asia in 1998 and it will be $32B in 2003, of which China will account for $4B. Undoubtedly, e-commerce will be the spotlight of the strongest economic growth in the future (Goldman Sach, 1999).

E. INTERNET ADVERTISING

Internet advertising is growing faster than any other media. According to IAB statistics, Internet advertising expenditures during the period 1996 to 1998 were $109M, $335M, and $655M - more than a 100% increase each year. In the US, Internet advertising expenditure in 1998 was $1.9B, the first time it exceeded other outdoor advertising. The estimated amount of Internet advertising expenditure will be $6.7B in 2001.

F. TREND FOR THE WEB SITE

The professional web site will be the major trend for the future. ICP provides comprehensive service to every client but the professional web site focuses on a special group of clients. It knows what its users need and the way to fulfill those needs.

PRODUCTS & SERVICES

OBJECTIVE

Elawchina.com is a large-scale business web site that works in the legal domain. It has the advantages of the Internet and will quickly become the largest professional bilingual (Chinese/English) network in the world. By offering a comprehensive legal information service, it is geared to the needs of both business and individuals and is gradually strengthening and developing its electronic business to form a unified network service platform.

INTRODUCTION OF CHINESE & OVERSEAS UPDATED LEGAL RULES AND REGULATIONS

The traditional method of obtaining legal information is from code, legal writing and research. This is time consuming. Since the law is continuously changing and evolving, its dissemination must be timely. Providing current information by means of the Internet is clearly superior to any other media and will enable Elawchina.com to keep abreast of the latest developments in the legal field at home and abroad.

Initially, Elawchina.com has introduced a database containing the following:

>> Rules, regulations and the related documentation approved by the National and Local Peoples Representative Congress of China, and the Standing Committee of Peoples Representative Congress of China;

>> Administrative Law, Departmental Regulation and related documentation issued by the State Council, the Ministerial Council and the Local Peoples Government;

>>   Judicial decisions of the Peoples Supreme Court and the Supreme
     Procuratorate;

>>   Legislation of Special Administrative Division;

>>   International Treaty and International Convention

>> Relevant Chinese legal rules and regulations for those countries and regions which have close business relations with China, for example; Stock and bonds Laws, Investment Laws, Trade Laws, Corporation Laws and Immigration Laws and Regulations,

>> All reprinted or copied legal rules and regulations will be divided into 6 classifications, for example, Departmental Laws, enactment of regulations etc.

Because of the continuous emergence of laws and regulations, economic and social legal precedents have become a popular reference for both the layman and the professional. Elawchina.com provides users with precedents on-line. All precedents chosen are classified as follows: Criminal Law, Peoples Commercial Law, Commercial Law and Trademarks and commentary by distinguished lawyers. Precedents emphasise Finance, Futures, Real estate, anti- dumping, foreign trade and intellectual property. Litigation and arbitration precedents are also included.

LEGAL AID

A sound society relies on a sound legal system. In developed countries, the government offers free legal consulting services and assistance (called Legal
Aid) to those citizens who need urgent legal assistance but can not afford it. In China, there are currently only small-scale legal consulting hotlines available. Due to their small scale, users can rarely get timely help and the range of services are limited. Elawchina.com is the sole network which provides this kind of legal aid service backed by a legal consultant group including representation in lawsuits, preparing legal documentation, etc.

DISTANT LEGAL EDUCATION (DLE)

Elawchina.com has established a special DLE service offering five subject areas: criminal law, civil law, commercial law, administrative law and legal procedures. Elawchina.com has created an on-line Law School, which offers sample examination papers and tutorials on-line.

EXPLORE HOT ISSUES AND FOCUSES

Elawchina.com gives timely reports on current events, changes in China Laws and Regulations, etc.

LAWYER DATABASE
LAW EXCHANGE PLATFORM AND INFORMATION EXCHANGE SERVICE

Elawchina.com collects and compiles into a directory, photographs and personal information about lawyers, including practice area, typical cases handled, contact details and so on. There is a search engine to allow users to search for a lawyer by name, geographical area or speciality. The database is also linked to their personal homepages, which Elawchina.com can help design for a fee. Elawchina.com hopes that, ultimately, there will be more than 10,000 lawyers registered on line.

By providing personal homepages, Elawchina.com will provide a platform for registered lawyers to describe their own specialities, thereby bridging the gap between suppliers and consumers in the real market and creating a place for exchanging ideas across space.

INTERNATIONAL LEGAL CULTURE AND INFORMATION EXCHANGE

Because Elawchina.com service is bilingual, lawyers in China and abroad can readily exchange information and ideas to promote co-operation.

A. LEGAL FORUM

Elawchina.com has established a legal forum covering subjects such as immigration, commercial investment, product launch, environmental protection, responsibility of products, and other popular topics. As a direct service provider, Elawchina.com will not only help users to access information, but also offer intermediary and consulting services.

B. LAWYER-ONLINE

The Lawyer-online Department of Elawchina.com is responsible for creating cyber-lawyers who are available to offer legal services to the over 4,000,000 potential business clients for the Elawchina.com database.

C. ON-LINE SALES

Businessmen in China and aboard can use Elawchina.com for advertising or make use of the web site retail system to order legal materials, magazines, newspapers etc.

D. MEMBERSHIP SYSTEM

Elawchina.com has established a membership system. Membership will entitle users to obtain legal information and news in brief by newsletter and e-mail. Elawchina.com has designed a separate English version of the Directory of the Chinese Legal System for overseas lawyers, business, governmental organisations, groups and individuals which all premium subscription members will be able to access. The Directory contains a brief introduction, comparison and analysis of Chinese laws and regulations; compilation of all categories of laws and regulations; a directory of Chinese legal organisations; links to lawyers in China; an on-line forum and other benefits.

E. PUBLIC NETWORK SERVICE

FREE SERVICES

One of the benefits of an Internet Web Site is its connection to a variety of quality free services. Offering such services will be of great importance in attracting and retaining users.

Elawchina.com will offer the following free services:

1.    Legal Information Assistance

>>   Legal Company Assistance

     Law-can will collect legal information on a company. By searching a specific corporate name, users will be able to obtain up-to-the-minute trade and other information about the company.

>>   Price Assistance

     Users may also receive price comparisons by e-mail, ICQ paging, etc.

2.   Law Software Download

     This service will provide more than 100 types of commercial software which can be downloaded free of charge.

3.   Free E-mail

     Using the web, users will be able to access their private e-mail boxes worldwide.

LEGAL FORUM

Users can take advantage of the web site to exchange ideas and information with others of similar interests. This engenders innate loyalty to the site. Moreover, it will permit accurate and purposeful release of information and development of commercial activities.

Elawchina.com will offer several discussion groups on various subjects where registered members can exchange ideas and express opinion in their chosen fields. Court facts and legal news reports will also be available on the net.

1. WEB SITE STRUCTURE

Applying the most popular internet/intranet technology in the world, Elawchina.com is a two-way legal information service network. By using just one computer, a telephone wire and a modem, users can easily browse, search or download any information that Elawchina.com provides online. This network is comprised of the following sub-systems:

2. SEARCH ENGINE

A search engine for the legislation and lawyer databases is one of the core tools provided by Elawchina.com. Its main task is to make use of the computing group system and then provide the public with a high-speed legal searching service.

3. WORKSTATION OF LEGAL CONSULTATION

The workstation offers a high quality legal consultation service to those organisations and enterprises, which encounter numerous legal matters daily. The workstation is normally of medium disposition comprising a single computer, which is accessible to the Internet. Since there is a specialised engine for the legal knowledge database available, it can be run off-line. When the workstation cannot carry out a task, users can access the network and connect to the hub computing group system so as to form a stronger distribution system and then find an effective solution.

SALES & MARKETING

I. TARGET MARKET ANALYSIS

Elawchina.com is a specialised web site primarily serving the legal profession. Its content and service are geared to end users that need legal information. The target groups of consumers include government officials, legal service providers, administrative officers, law researchers, and those generally interested in the law.

There are several motivations for users:

>>   Obtain knowledge of laws, legal rules and regulations inside China

>>   Ability to contact lawyers

>>   Inter-legal-field information and idea exchange

>> Overseas legal firms or individuals requiring knowledge of laws, legal rules and regulations of China;

>> Concerns about contemporary legal issues, obtaining further information and taking part in issues;

>>   Legal education

Different users have a common need in that they require a service, which is fast, convenient and user-friendly. However, different categories of users do have distinguishable needs; for example, large scale enterprises and organisations tend to require general information and professional legal users have specific needs; accordingly, Elawchina.com has developed different marketing plans.

II. MEANS OF SALES AND REVENUE SOURCES

Depending on the service and product Elawchina.com offers, there are five major revenue sources: revenue from online advertisement; fees charged for the online services of professional legal consultants; commission from intermediary service; electronic business and service; and online membership fees.

A. REVENUE FROM ONLINE ADVERTISEMENT

By making available the most current laws, rules and regulations and precedents, the reputation of the web site server will increase substantially. The result will be greater income generation from advertisements and electronic business.

B. FEE-CHARGING LEGAL CONSULTING SERVICE

Elawchina.com will operate in co-operation with the Law Department of Peoples University and be backed up by a large number of professional legal specialists. Fees for legal assistance, legal consulting hotlines and so on will be charged to users.

C. COMMISSION-BASED MEDIUM SERVICE

Elawchina.com will implement non-compete, commission-based intermediary agreements that protect the common interests of both its users and itself. In addition, it will build, between lawyers and users, a direct connection to provide fee-charging commission-based intermediary service.

D. E-COMMERCE

Through selling legal software and hardware to end users, Elawchina.com is in direct touch with the target market. It allows the users to order legal materials and newspapers online. Elawchina.com makes an immediate retail profit or co-operates, as an agent, with publishing houses or news agencies. In addition, Elawchina.com will provide a series of fee-charging legal consultation and services, such as the guides for investment, immigration, tourism and the stock market.

E. MEMBERSHIP SYSTEM

The domestic membership system is set up to strengthen the inter-connection and information exchange among all users. Members registered will be charged yearly dues to defray the network cost of providing better and better quality services. Access to the English translation service of the site is being marketed to professional users by Elawchina.com, Inc. on a subscription basis. Elawchina.com receives 50% of gross sales on all subscriptions. Elawchina.com projects 400,000 registered users within one year.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired. The required financial statements will be provided as an amendment to this Form 8-K as soon as practicable but not later than 60 days after the due date of this report.

         (b) Pro Forma Financial Information. The required pro forma financial information will be provided as an amendment to this Form 8-K as soon as practicable but not later than 60 days after the due date of this report.

         (c) Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B.

            Exhibit
               No.                  Description

               2.1 Agreement and Plan of Reorganization between Beach Couch, Inc., Elawchina.com, Inc. and the individual shareholders of Elawchina.com, Inc.("Benny Li, Cocal, Inc. and Roland Shi"), dated April 26, 2000. (Filed herewith.)

              10.1 International Distribution Agreement between Beijing Elawchina Network Technology Co., Ltd. and Elawchina.com, Inc. dated March 14, 2000. (Filed herewith.)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BEACH COUCH, INC.


                                       By: /s/ Michael A.J. Harrop
                                          --------------------------------------
                                          Michael A.J. Harrop, President


Date:  May 5, 2000

EXHIBIT INDEX

            Exhibit
               No.                  Description
            -------                 -----------
               2.1                  Agreement and Plan of Reorganization between
                                    Beach Couch, Inc., Elawchina.com, Inc. and
                                    the individual shareholders of
                                    Elawchina.com, Inc.("Benny Li, Cocal, Inc.
                                    and Roland Shi"), dated April 26, 2000.
                                    (Filed herewith.)

              10.1                  International Distribution Agreement between
                                    Beijing Elawchina Network Technology Co.,
                                    Ltd. and Elawchina.com, Inc. dated March 14,
                                    2000. (Filed herewith.)